EXHIBIT 10.3

MASTER AMENDMENT TO REVOLVING CREDIT AGREEMENT

AND SECURITY AGREEMENT

Master Amendment entered into as of July 19, 1999 between CACHE, INC. (the “Borrower”) and FLEET BANK, NATIONAL ASSOCIATION (the “Bank”).

WHEREAS, the Borrower and the Bank are parties to a Second Amended and Restated Revolving Credit Agreement dated as of August 26, 1996 (the “Agreement”);

WHEREAS, the Borrower has requested that the Bank amend, and the Bank has agreed to amend, certain provisions of the Agreement;

WHEREAS, the Borrower and the Bank are parties to a Security Agreement dated as of August 26, 1996 (the “Security Agreement”); and

WHEREAS, the Borrower has executed in favor of the Bank, a Note (as such term is defined in the Agreement) in the face of amount of $12,000,000.00 and dated August 26, 1996 (the “Note”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.             The Agreement is hereby amended as follows:

(a)           The Second Whereas clause is hereby amended by replacing the reference to “$12,000,000” with “$15,000,000”.

(b)           Section 1.1(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

The total principal amount of all outstanding Loans, together with the face amount of all outstanding Letters of Credit, as hereinafter defined, shall not exceed $15,000,000; provided, however, that for one consecutive thirty day period during each fiscal year of the Borrower, there shall be no Loans or Letters of Credit outstanding.

(c)           Section 1.1(f) of the Agreement is hereby amended by adding a new subsection (6) to read as follows:

(6)           If the entire amount of any required principal and/or interest is not paid in full within (10) days after the same is due, Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

(d)           Section 1.1 of the Agreement is hereby amended by adding a new subsection (i) to read as follows:

(i)            The Borrower shall maintain with the Bank a non-interest bearing deposits with average daily collected balances net of activity costs equal to not less than $200,000 during each calendar quarter. If the averge daily balance is less than that required above, the Borrower shall pay a deficiency fee during each such quarter equal to interest on the deficiency at the average of the Prime Rate during such quarter.

(e)           Section 2.2 of the Agreement is hereby amended by deleting the word “and” at the end of Subsection 2.2(b), replacing the reference to “(c)” with “(d)” and by adding a new subsection (c) to read as follows:

(c)           receipt by the Bank of a Guarantee of the Liabilities executed by each Subsidiary of the Borrower formed or acquired by the Borrower after the date of the initial Loans, each satisfactory to the Bank in form and substance; and

(f)            Section 2.3 of the Agreement is hereby amended by replacing the reference to “Section 2.1 hereof” with “Sections 2.1 and 4.24 hereof”.

(g)           Article 3 of the Agreement is hereby amended by adding a new Section 3.21 to read as follows:

3.21 Year 2000.  (a) The Borrower has taken and is taking all necessary and appropriate steps to ascertain the extent of and successfully address business and financial risks facing the Borrower as a result of the Year 2000 Risk (that is the risk that computer applications used by the Borrower may be unable to recognize and perform without error date-sensitive functions involving certain dates prior to and any date after December 31, 1999) and (b) the Borrower’s material computer applications and those of its key vendors and suppliers will, on a timely basis, adequately address the Year 2000 Risk in all material respects.

(h)           Section 4.12 of the Agreement is hereby amended and restated in its entirety to read as follows:

4.12         Debt Ratio.

(a)           The Borrower will not permit its Debt Ratio to exceed (i) 1.00 to 1.00 as at the end of any of its first, second or fourth fiscal quarters, or (ii) 1.25 to 1.00 as at the end of any of its third fiscal quarters.

(b)           The Bank will determine compliance with the foregoing based on the financial information which the Borrower is required to submit to the Bank.

(i)            Section 4.13 of the Agreement is hereby amended and restated in its entirety to read as follows:

4.13         Fixed Charge Coverage Ratio.

(a)           The Borrower will not permit its Fixed Charge Coverage to be less than 1.15 to 1.00 as at the end of any of its fiscal quarters, on a rolling four quarter basis.

(b)           The Bank will determine compliance with the foregoing based on the financial information which the Borrower is required to submit to the Bank.

(j)            Section 4.14 of the Agreement is hereby amended and restated in its entirety to read as follows:

4.14         Current Ratio.

(a)           The Borrower shall not permit the ratio of the Borrower’s current assets to current liabilities (including, without limitation, all Liabilities and all other long term loans (regardless of classification under GAAP) owing to Persons other than the Bank) to be less than (i) 1.15 to 1.00 as at the end of any of its first, second or fourth fiscal quarters or (ii) 1.0 to 1.0 as at the end of any of its third fiscal quarters.

(b)           The Bank will determine compliance with the foregoing based on the financial information which the Borrower is required to submit to the Bank.

(k)           Section 4.15 of the Agreement is hereby amended by amending and restating subsection (n), (o) and (p) thereof in their entirety and by adding new subsections (q), (r) and (s) to read as follows:

(n)           The Borrower shall not make capital expenditures in excess of $10,000,000 for the fiscal year ending December 31, 1999.

(o)           The Borrower shall not make capital expenditures in excess of $11,000,000 for the fiscal year ending December 31, 2000.

(p)           The Borrower shall not make capital expenditures in excess of $13,000,000 for the fiscal year ending December 31, 2001.

(q)           The Borrower shall not make capital expenditures in excess of $13,000,000 for the fiscal year ending December 31, 2002.

(r)            The Borrower shall not make capital expenditures in excess of $2,500,000 for the period beginning January 1, 2003 and ending January 31, 2003.

(s)           The Bank will determine compliance with the foregoing based on the financial information which the Borrower is required to submit to the Bank.

(l)            Section 4.16 of the Agreement is hereby amended and restated in its entirety to read as follows:

4.16         Intentionally Omitted.

(m)          Section 4.18 is amended and restated in its entirety to read as follows:

The Borrower will not make any Restricted Payments at any time, provided, that, the Borrower may pay dividends to its shareholders so long as at the time there exists no Event of Default.

(n)           Article 4 of the Agreement is hereby amended by adding a new Section 4.24 and a new Section 4.25 each to read in their entirety as follows:

4.24         UCC Financing Statements.  The Borrower shall deliver to the Bank UCC-1 financing statements naming the Borrower as debtor and executed by the Borrower and the Bank as the secured party in proper form for filing in such jurisidictions as the Bank may reasonably request, and copies of UCC filing searches against the Borrower, as debtor, conducted in each new jurisdiction in which any Collateral is located.

4.25         Liens.  The Borrower shall not (i) create, assume or permit to exist, any Lien on any of its property or assets now owned or hereafter acquired except (a) Liens in favor of the Bank; (b) other liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (c) Liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with GAAP; and (d) purchase money Liens granted to secure the unpaid purchase price of any fixed assets purchased within the limitations of this Agreement as long as such purchase money Liens do not attach to any Collateral and (ii) enter into any agreement which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, wheteher now owned or hereafter acquired.

(o)           Article 4 of the Agreement is hereby amended by adding a new Section 4.26 to read as follows:

4.26 Investments.  The Borrower shall maintain on deposit or in custody with the Bank cash and marketable securities with a fair market value of not less than one half of the amount of the average daily Available Investment Amount (“Available Investment Amount” means moneys of the Borrower available to be invested (or already invested) by Borrower ( as reflected in Borrower’s books and records)).

(p)           Section 5.1 of the Agreement is hereby amended by amending the definition of “Applicable Margin” in its entirety to read as follows:

“Applicable Margin” shall mean with respect to Loans which are Prime Rate Loans, 0% and with respect to Loans which are COF Loans or LIBOR Loans, 1.65%.

(q)           Section 5.1 of the Agreement is hereby amended by amending the definition of “Commitment Termination Date” in its enitirety to read as follows:

“Commitment Termination Date” shall mean January 31, 2003.

(r)            Section 5.1 of the Agreement is hereby amended by deleting the definition of “Debt Service Coverage” in its enitirety.

(s)           Section 5.1 of the Agreement is hereby amended by adding a new definition of “Fixed Charge Coverage Ratio” to be positioned in its appropriate place alphabetically therein and to read as follows:

“Fixed Charge Coverage Ratio” shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for the applicable period of determination, the ratio of (A) earnings before interest, taxes, depreciation and amortization for the period of determination plus rent paid during the period of determination minus dividends paid during the period of determination to (B) the sum of (i) interest expense during the period of determination, plus (ii) all payments of taxes during the period of determination, plus (iii) the current portion of indebtedness for borrowed money which by its terms matures more than 12 months after the date incurred or if maturing sooner, the maturity thereof may be extended at the option of the debtor beyond such 12 month period, plus (iv) principal and interest payments made on Indebtedness during each such period of determination, plus (v) the current portion of capital leases (as determined in accordance with generally accepted accounting principles), plus (v) rent paid during the period of determination.

(t)            Section 5.1 of the Agreement is hereby amended by amending the definition of Security Documents to read as follows:

“Security Documents” shall mean the Security Agreement, the financing statements referred to in Sections 2.1(f) and 4.24 hereof, the Guarantees referred to in Sections 2.1(j) and 2.2(c) hereof and such other agreements, instruments and documents as the bank may reasonably require to effect the purposes of the Security Agreement and this Agreement.

2.             The first “Whereas” clause of the Security Agreement is hereby amended by deleting the reference to “$12,000,000” and substituting in its place “$15,000,000”.

3.             The Borrower hereby represents and warrants to the Bank that:

(a)           Each and every one of the representations and warranties set forth in the Agreement is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

(b)           No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist.

4.             All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement.

5.             The amendments and waivers set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Agreement or any of the documents referred to therein or executed in connection therewith or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein or executed in connection therewith. Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this Master Amendment.

6.             The Borrower shall execute and deliver concurrently herewith a promissory note which shall be in replacement of and substitution for its existing promissory note.  Such new promisory note shall be in the form of Exhibit A annexed hereto and be deemed the Note for all purposes of the Agreement and documents relating thereto.

7.             The Bank shall have no obligations under this Master Amendment and this Master Amendment shall not be effective unless and until (i) the Bank has received the March 31, 1999 interim financial statements of the Borrower and same are in form and substance satisfactory to the Bank, (ii) the Bank has received from the Borrower payment of a non-refundable Amendment Fee in the amount of $56,250 (which Fee shall be payable upon the Borrower’s execution hereof) and (iii) the executed UCC-1 financing statements required by Paragraph 1(n) of this Amendment (with respect to locations existing as of the date hereof).

8.             If upon execution of this Master Amendment, the Borrower is in compliance to the satisfaction of the Bank, on a pro forma basis, with all of the financial covenants contained in the Agreement, as amended by this Master Amendment, then Subordinated Indebtedness shall no longer be required and all references in the Agreement to “Subordinated Indebtedness” and restrictions on payment of same shall be deleted and the original notes, currently held by the Bank in the amount of $1,750,000 and dated Novemebr 16, 1990 and in the amount of $250,000 and dated November 19, 1991 made by Joseph Saul to the order of the Borrower shall be returned to the Borrower.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

CACHE, INC.

By:	/s/ Thomas Reinckens
Name:	Thomas Reinckens
Title:	EVP CFO

FLEET BANK, NATIONAL ASSOCIATION

By:	/s/ Bonnie Bernstein
Name:	Bonnie Bernstein
Title:	Vice President

NOTE

15,000,000.00	New Brunswick, New Jersey
July 19, 1999

FOR VALUE RECEIVED, the undersigned, CACHE, INC., a Florida corporation (the “Borrower”), hereby promises to pay to the order of FLEET BANK, N.A. (the “Bank”), on January 31, 2003, the lesser of (a) the principal sum of Fifteen Million and 00/100 ($15,000,000.00) Dollars, or (ii) the aggregate unpaid principal amount of all Loans, as such term is defined in the Second Amended and Restated Revolving Credit Agreement, dated as of the date hereof, by and between the Borrower and the Bank (hereinafter, as amended by the Master Amendment dated the date hereof and as it may from time to time be amended, modified or supplemented, referred to as the “Credit Agreement”), then outstanding. The Borrower further promises to pay the Bank interest on the unpaid principal amount hereof from the date hereof until maturity at the rates per annum set forth in or established pursuant to the Credit Agreement and as calculated therein. Interest on this Note for each Prime Rate Loan, LIBOR Loan or COF Loan, as the case may be, shall be payable prior to maturity on the last day of the applicable Interest Period therefor. Interest shall be payable on maturity of this Note, whether at stated maturity, by acceleration or otherwise.

Anything herein to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Bank to the extent that the Bank’s receipt thereof would not be permissible under the law or laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the borrower to the Bank on the earliest interest payment date or dates on which the receipt thereof would be permissible under such laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank. Such deferred interest shall not bear interest.

Payments of both principal and interest on this Note are to be made at the office of the bank, at 1125 route 22 West, Bridgewater, New Jersey 08807 or such other place as the Bank shall designate to the Borrower in writing, in lawful money of the United States of America in immediately available funds.

This Note is secured in the manner provided in the Credit Agreement and the Security Documents, is subject to prepayment upon the terms and conditions thereof and is entitled to the benefits thereof.

The Bank is hereby authorized by the Borrower to record on the schedule annexed to this Note (or on a supplemental schedule thereto) the amount of each Loan made by the Bank to the Borrower and the amount of each payment or prepayment of principal of such Loans received by the Bank, it being understood, however, that failure to make any such notation shall not affect the rights of the Bank or the obligations of the Borrower hereunder in respect of this Note.

Upon the occurrence of any Event of Default, as defined in the Credit Agreement, the principal amount of and accrued interest on this Note may be declared due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower hereby agrees to pay the costs of collection and reasonable attorneys’ fees and expenses in case default occurs in the payment of this Note.

This Note shall replace and supersede the Note made by the Borrower to the order of the Bank dated August 26, 1996 (the “Prior Note”); provided, however, that the execution and delivery of this Note shall not in any circumstance be deemed to have terminated, extinguished or discharged the Borrower’s indebtedness under such Prior Note, all of which indebtedness shall continue under and be governed by this Note and the documents, instruments and agreements executed pursuant hereto or in connection herewith. This Note is a replacement, consolidation, amendment and restatement of the Prior Note and IS NOT A NOVATION. The Borrower shall alao pay and this Note shall also evidence any and all unpaid interest in all Loans made by the Bank to the Borrower pursuant to the Prior Note, and at the interest rate specified therein, for which this Note has been issued as replacement therefor.

All terms used in this Note and not otherwise defined herein shall have the same meanings that such terms have in the Credit Agreement.

THIS NOTE IS BEING DELIVERED IN AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

CACHE, INC.

By:	/s/ Thomas E. Reinckens
Name: Thomas E. Reinckens
Title: EVP CFO

SCHEDULE TO NOTE

This Note evidences the Loans made under the within described Credit Agreement, in the principal amounts, of the types (Prime Rate, COF Loans or LIBOR Loans) and on the dates set forth below, and, with respect to LIBOR Loans, for the interest period set forth below, subject to the payments or prepayments of principal set forth below:

Principal
	Principal			Amount
Date	Amount of	Type of	Interest	Paid or	Balance
Made	Loans	Loan	Period	Prepaid	Outstanding